UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 15, 2006

Neoware, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21240	23-2705700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Horizon Drive, King of Prussia, Pennsylvania		19406
(Address of Principal Executive Offices)		(Zip Code)

(610) 277-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2006, Neoware, Inc. (the “Company”), entered into an underwriting agreement with Lehman Brothers Inc, as representative of the several underwriters named in Schedule 1 to the underwriting agreement, in connection with the offer and sale by the Company of 3 million shares of the Company’s common stock. The Company has also granted the underwriters a 30-day option to purchase an additional 450,000 shares of common stock to cover over allotments, if any. The shares are being offered and sold under a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-107858). The offering is expected to close on February 22, 2006. A copy of the underwriting agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 1.1	Underwriting Agreement, dated February 15, 2006, by and between Neoware, Inc. and Lehman Brothers Inc. as representative of the several underwriters named in Schedule 1 thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

NEOWARE, INC.

Dated: February 16, 2006	By:	/S/ Eric N. Rubino
Eric N. Rubino, Chief Operating Officer

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